UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36110 (Commission File Number)	34-1755769 (IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into a Material Definitive Agreement.

On January 8, 2016, Simon Property Group, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $550,000,000 aggregate principal amount of the Operating Partnership’s 2.500% notes due 2021 (the “2021 Notes”) and $800,000,000 aggregate principal amount of the Operating Partnership’s 3.300% notes due 2026 (the “2026 Notes,” and together with the 2021 Notes, the “Notes”).  The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms.  The Underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Underwriters have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Notes were issued on January 13, 2016 pursuant to the thirty-fourth supplemental indenture, dated as of January 13, 2016 (the “34th Supplemental Indenture”), to the Operating Partnership’s Indenture (the “Base Indenture”), dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee. For a description of the material terms of the 34th Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-202562-01), the prospectus dated March 6, 2015, and the related prospectus supplement dated January 8, 2016.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the 34th Supplemental Indenture is attached hereto as Exhibit 4.1 and each is incorporated herein by reference. The Base Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2021 Notes bear interest at a rate of 2.500% per annum and mature on July 15, 2021. The 2026 Notes bear interest at a rate of 3.300% per annum and mature on January 15, 2026. Interest is payable semi-annually in arrears on January 15 and July 15, beginning July 15, 2016 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may redeem the Notes of either series at its option at any time, in whole or from time to time in part, on not less than 15 and not more than 45 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes of either series will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and a “make-whole” premium calculated under the 34th Supplemental Indenture (unless the 2021 Notes are redeemed on or after April 15, 2021 or the 2026 Notes are redeemed on or after October 15, 2025, in which case no “make-whole” premium will be payable).

The Notes will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the 34th Supplemental Indenture (including the form of notes attached thereto).

ITEM 7.01 Regulation FD Disclosure.

On January 8, 2016, Simon Property Group, Inc. (“SPG”), the general partner of the Operating Partnership, issued a press release announcing the terms of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and the related Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated January 8, 2016, among Simon Property Group, L.P. and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

Exhibit 4.1

Thirty-Fourth Supplemental Indenture, dated as of January 13, 2016, to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $550,000,000 aggregate principal amount of 2.500% Notes due 2021 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $800,000,000 aggregate principal amount of 3.300% Notes due 2026 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Sidley Austin LLP.

Exhibit 23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated January 8, 2016, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2016

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief
Accounting Officer